EXHIBIT 99.1

{Access Letterhead}

ACCESS NEWS

Contact: Company                                                                             Contact: Investor Relations
Stephen B. Thompson                                                                Donald C. Weinberger/Diana Bittner (media)
Vice President, Chief Financial Officer                                                        Wolfe Axelrod Weinberger Assoc. LLC
Access Pharmaceuticals, Inc.                                                                                  (212) 370-4500
(214) 905-5100

ACCESS PHARMACEUTICALS RAISES
$6.3 MILLION IN REGISTERED DIRECT OFFERING

DALLAS, TX, January 22 2009, ACCESS PHARMACEUTICALS, INC. (OTCBB: ACCP), today announced that it has entered into definitive agreements with accredited investors to sell in a registered direct offering an aggregate of 2.10 million shares of its common stock at a price of $3.00 per share for aggregate gross proceeds of $6.3 million.  Additionally, at the closing, Access will issue to the investors warrants to purchase, in the aggregate, approx. 1.05 million shares of common stock at a price of $3.00 per share, which warrant are exercisable immediately for a term of 5 years from the closing date.  The closing of the offering is expected to take place subject to the satisfaction of customary closing conditions.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the Company's sole lead placement agent in connection with the offering. EarlyBirdCapital, Inc. acted as a sub agent in connection of the offering.

“With our strategy of partnering and managing our cash burn, this additional capital from current and new investors will provide runway for meaningful progress with our MuGard, Prolindac, Thiarabine and Cobalmin programs,” stated Jeffrey B. Davis, President & CEO.

The common stock and warrants are being offered by Access pursuant to an effective registration statement(s) on Form S-1 filed with the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may only be offered by means of a prospectus. Copies of the prospectus can be obtained directly from Rodman & Renshaw, LLC at 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, or from the SEC's website at www.sec.gov.

About Access:
Access Pharmaceuticals, Inc. is an emerging biopharmaceutical company that develops and commercializes propriety products for the treatment and supportive care of cancer patients. Access' products include ProLindac™, currently in Phase 2 clinical testing of patients with ovarian cancer, and MuGard™ for the management of patients with mucositis. The company also has other advanced drug delivery technologies including Cobalamin™-mediated targeted delivery and oral drug delivery, its proprietary nanopolymer delivery technology based on the natural vitamin B12 uptake mechanism and Thiarabine, a new generation nucleoside analog which has demonstrated both pre-clinical and clinical activity in certain cancers. For additional information on Access Pharmaceuticals, please visit our website at www.accesspharma.com.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties. These statements include those relating to: our cash burn rate, clinical trial plans and timelines and clinical results for ProLindac, MuGard, Thiarabine and Cobalamin and other product candidates, our ability to achieve clinical and commercial success and our ability to successfully develop marketed products. These statements are subject to numerous risks, including but not limited Access’ need to obtain additional financing in order to continue the clinical trial and operations and to the risks detailed in Access’ Annual Reports on Form 10-K and other reports filed by Access with the Securities and Exchange Commission.